QUAKER CITY BANCORP, INC.
COMPUTATION OF EARNINGS PER SHARE

                                                        THREE MONTHS   NINE MONTHS
                                                            ENDED        ENDED
                                                          MARCH 31,     MARCH 31,
                                                            1998          1998
                                                            ----          ----

A      Average Common Shares Outstanding                  4,377,168     4,373,323
                                                         ----------    ----------
B      Net earnings for Period                           $1,718,000    $4,807,000
                                                         ==========    ==========
       Basic Earnings Per Share [ B / A ]                $     0.39    $     1.10
                                                         ==========    ==========
       Common Share Equivalents :
C      Average Stock Options Outstanding                    486,770       478,658
                                                         ----------    ----------
D      Option Exercise Price                             $    10.02    $    10.02
                                                         ----------    ----------
E      Exercise Proceeds [ C x D ]                       $4,877,435    $4,796,153
                                                         ----------    ----------
F      Average Market Price in Period                    $    20.72    $    20.87
                                                         ----------    ----------
G      Shares Repurchased at Market Price [ E / F ]         235,397       229,811
                                                         ----------    ----------
H      Increase in Common Shares [ C - G ]                  251,373       248,847
                                                         ----------    ----------
I      Shares Outstanding and Equivalents [ C + H ]       4,628,541     4,622,170
                                                         ==========    ==========
J      Net earnings for Period                           $1,718,000    $4,807,000
                                                         ==========    ==========
       Diluted Earnings Per Share [ J / I ]              $     0.37    $     1.04
                                                         ==========    ==========
       Market Price at end of period                                   $    22.25
                                                                       ==========



                                 EXHIBIT 11.1